 Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-268103) on Form S-1 of our report dated March 8, 2023, relating to the consolidated financial statements of ProMIS Neurosciences Inc, which is incorporated by reference in the Registration Statement. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ BAKER TILLY US, LLP
Tewksbury, Massachusetts
March 17, 2023